SCHEDULE 14A

                                   SCHEDULE 14A INFORMATION
                           Proxy Statement Pursuant to Section 14(a)
                            of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           Meridian Diagnostics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                           Meridian Diagnostics, Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)     Title of each class of securities to which transaction applies:

               -----------------------------------------------------------------
        2)     Aggregate number of securities to which transaction applies:

               -----------------------------------------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

               -----------------------------------------------------------------
        4)     Proposed maximum aggregate value of transaction:

               -----------------------------------------------------------------
1Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:

               -----------------------------------------------------------------
        2)     Form, Schedule or Registration Statement No.:

               -----------------------------------------------------------------
        3)     Filing Party:

               -----------------------------------------------------------------
        4)     Date Filed:

               -----------------------------------------------------------------

                           MERIDIAN DIAGNOSTICS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO Be Held January 23, 1997


Dear Shareholder:

     You are cordially invited to attend our Annual Shareholders' Meeting at The Phoenix, 812 Race Street, Cincinnati, Ohio on January 23, 1997 at 3:00 p.m. Eastern Time.

     The purposes of this Annual Meeting are:

     1.   To establish the number of directors to be elected at six;

     2.   To elect six directors to serve for the next fiscal year;

     3. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for fiscal 1997; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Following the formal meeting, we will review the Company's progress during the last fiscal year and our plans for fiscal 1997 and answer your questions regarding the Company. Board members and executive officers will also be available to discuss the Company's operations with you.

                                            Yours truly,


                                            William J. Motto
                                            Chairman of the Board of Directors


Dated:  December 20, 1996



     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED BY WRITTEN NOTICE OF REVOCATION, THE SUBMISSION OF A LATER PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                           MERIDIAN DIAGNOSTICS, INC.
                             3471 River Hills Drive
                             Cincinnati, Ohio 45244

                            Telephone (513) 271-3700


                           P R O X Y S T A T E M E N T


                         Annual Meeting of Shareholders
                                January 23, 1997


                                  INTRODUCTION

         The Board of Directors of Meridian Diagnostics, Inc. ("Meridian" or the "Company") is requesting your proxy for use at the Annual Meeting of Shareholders on January 23, 1997, and at any adjournment thereof, pursuant to the foregoing Notice. The approximate mailing date of the Proxy Statement and the accompanying proxy card is December 20, 1996.



                          VOTING AT THE ANNUAL MEETING

General

         Shareholders may vote in person or by proxy at the Annual Meeting. Proxies given may be revoked at any time by filing with the Company either a written revocation or a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person. All shares will be voted as specified on each properly executed proxy card. If no choice is specified, the shares will be voted as recommended by the Board of Directors in favor of Items 1 and 3 and "FOR" the nominees for directors named herein. Abstentions and shares not voted for any reason, including broker non-votes, will have no effect on the outcome of any vote taken at the Annual Meeting.

         As of December 6, 1996, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, Meridian had 14,280,061 shares of Common Stock outstanding. Each share is entitled to one vote. Only shareholders of record at the close of business on December 6, 1996 will be entitled to vote at the Annual Meeting.

Principal Shareholder

         The following person is the only shareholder known by Meridian to own beneficially 5% or more of its outstanding Common Stock as of December 6, 1996:

 Name of                                                            Percent
 Beneficial Owner                        Amount                     of Class
 ----------------                        ------                     --------

 William J. Motto                       4,548,950                     31.7%

     The business address of Mr. Motto is 3471 River Hills Drive, Cincinnati, Ohio 45244.

         Mr. Motto is a party to an agreement with Jerry L. Ruyan and the Company pursuant to which he must offer his shares for sale to the Company, and if it declines to purchase, to Mr. Ruyan, based on the current market price, if he desires to sell more than 1% of the Company's Common Stock in any three-month period.

         The shares of Common Stock reported above as beneficially owned by Mr. Motto include 453,293 shares held by his three children as trustees of various trusts, 50,146 shares held by the William J. Motto Family Charitable Remainder Unitrust, and 76,599 shares subject to options exercisable within 60 days.

Election of Directors

         Meridian's Regulations require that the Board of Directors consist of at least three members with the exact number to be established by the shareholders. At the 1996 Annual Meeting, the number was established at five and five directors were elected. The Board is recommending that the number of directors be increased to six. The affirmative vote of a majority of shares voting at the Annual Meeting is required to adopt this proposal.

     The Board is nominating for re-election all of the current directors, namely James A. Buzard, Gary P. Kreider, William J. Motto, Robert J. Ready and Jerry L. Ruyan, and is also nominating John A. Kraeutler, President and Chief Operating Officer of the Company, for election as a director.

         Proxies solicited by the Board of Directors will be voted for the election of these nominees. All directors elected at the Annual Meeting will be elected to hold office until the next Annual Meeting.

     In voting to elect directors, shareholders are entitled to cumulate their votes and to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or to distribute their votes on the same principle among as many candidates as the shareholder sees fit. In order to invoke cumulative voting, notice of cumulative voting must be given in writing by a shareholder to the President, a Vice President or the Secretary of the Company not less than 48 hours prior to the Annual Meeting. The proxies solicited include discretionary authority to cumulate votes.

         Should any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board of Directors. Nominees receiving the highest number of votes cast for the positions to be filled will be elected.

Ratification of Appointment of Accountants

         The Audit Committee of the Board of Directors appointed Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending September 30, 1997. Arthur Andersen LLP has been the independent accounting firm for the Company since 1986. Although not required by law, the Board of Directors is seeking shareholder ratification of this selection. The affirmative vote of a majority of shares voting at the Annual Meeting is required for ratification. If ratification is not obtained, the Board of Directors intends to continue the employment of Arthur Andersen LLP at least through fiscal 1997. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will be given an opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

Other Matters

         Any  other  matters   considered  at  the  Annual   Meeting   including
adjournment will require the affirmative vote of a majority of shares voting.

Voting by Proxy

         All proxy cards properly signed will, unless a different choice is indicated, be voted "FOR" establishing the number of directors at six, "FOR" election of all nominees for directors proposed by the Board of Directors and "FOR" ratification of the selection of independent public accountants.

         If any other matters come before the Annual Meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

Shareholder Proposals

         Shareholders who desire to have proposals included in the Notice for the Annual Meeting of Shareholders to be held in 1998 must submit their proposals in writing to the Company, Attention Secretary, at its offices on or before August 20, 1997.

                                   MANAGEMENT

Directors and Executive Officers

         The following is information concerning Meridian's directors and executive officers as of December 6, 1996:


                                                          COMMON STOCK
                                                       BENEFICIALLY OWNED
NAME AND AGE                       POSITION           AMOUNT(1)      PERCENTAGE
------------                       --------           ---------      ----------

William J. Motto           Chairman of the Board       4,548,950(2)     31.7%
                 55        of Directors, Chief
                           Executive Officer
John A. Kraeutler          President, Chief Operating     99,786          *
                 48        Operating Officer and
                           Nominee for Director
Gerard Blain               Vice President, Secretary      12,937          *
                 56        and Chief Financial
                           Officer
Ching Sui Arthur Yi, Ph.D. Vice President, Research       24,682          *
                 50        and Development
Antonio A. Interno         Vice President                362,833         2.5%
                 46
James A. Buzard, Ph.D.(3)  Director                       14,808          *
                 69
Gary P. Kreider(3)         Director                       30,978(4)       *
                 58
Robert J. Ready(3)         Director                       16,064          *
                 56
Jerry L. Ruyan             Director                      566,188(5)      3.9%
                 50
All Executive Officers
and Directors as a Group
(9 Persons)                    --                      5,677,226        38.3%


-----------------------------------

(1) Includes options exercisable within 60 days for Mr. Motto of 76,599 shares, Mr. Kraeutler of 95,067 shares, Mr. Blain of 11,135 shares, Dr. Yi of 9,069 shares, Mr. Interno of 240,516 shares, Mr. Buzard of 13,556 shares, Mr. Kreider of 11,050 shares, Mr. Ready of 16,063 shares, and Mr. Ruyan of 65,012 shares.
(2) See description of Common Stock ownership contained under "Principal Shareholder".
(3)      Audit Committee Member and Compensation Committee Member.
(4) Includes 145 shares held directly by his wife and 9,364 shares held by trusts of which Mr. Kreider is trustee and a beneficiary.
(5) Includes 23,265 shares held by the Ruyan Family Charitable Remainder Unitrust of which Mr. Ruyan is trustee and a beneficiary.

*Less than 1%

         William J. Motto has more than 25 years of experience in the pharmaceutical and diagnostics products industries, is a founder of the Company and has been Chairman of the Board since 1977. From that date until June 1986, Mr. Motto served as President. He served as Chief Executive Officer from June 1986 until September 1989, and assumed that title again in May 1995. Before forming the Company, Mr. Motto served in various capacities for Wampole
Laboratories, Inc., Marion Laboratories, Inc. and Analytab Products, Inc., a division of American Home Products Corp.

         John A. Kraeutler has over 20 years of experience in the medical diagnostics industry and joined the Company as Executive Vice President and Chief Operating Officer in January 1992. In July 1992, Mr. Kraeutler was named President of the Company. Mr. Kraeutler most recently served as Vice President, General Manager for a division of Carter-Wallace, Inc. Prior to that, he held key marketing and technical positions with Becton, Dickinson and Company and Organon, Inc.

     Gerard Blain joined the Company as Vice President and Chief Financial Officer on March 1, 1994. He was elected Secretary in April 1996. Prior to joining the Company, Mr. Blain was Vice President and Controller of Marion Merrell Dow, Inc. Mr. Blain had been with Marion Merrell Dow, Inc. and its predecessor companies since 1966.

         Ching Sui Arthur Yi, Ph.D., has more than 17 years of experience in the diagnostics industry and has been Vice President, Research and Development of the Company since August 1989. From May 1986 until he joined the Company, he was Director of Product Development of Cambridge BioScience Corporation. Previously he was a partner of BioClinical System Inc. from July 1983 to April 1986, Manager of Research and Development of Terumo Medical Corporation from March 1982 to June 1983 and Senior Scientist of Leeco Diagnostics from August 1979 to February 1982.

         Antonio A. Interno was appointed as a Vice President in August 1991. He has been Managing Director of the Company's European subsidiary, Meridian Diagnostics Europe, s.r.l., since February 1990. Prior to that time, he was the marketing manager for Diagnostics International Distribution SPA, a major Italian diagnostics distributor.

         James A. Buzard, Ph.D., has been a Director since 1990 and serves as Chairman of the Compensation Committee. From March 1981 until December 1989, he was Executive Vice President of Merrell Dow Pharmaceuticals Inc. From December 1989 until his retirement in February 1990, he was Vice President of Marion Merrell Dow, Inc. He has been a business consultant since February 1990.

         Gary P. Kreider has been a Director since 1991. For over five years Mr. Kreider has been a Senior Partner of the Cincinnati law firm of Keating, Muething & Klekamp, P.L.L., counsel to the Company.

         Robert J. Ready has been a Director since 1986 and serves as Chairman of the Audit Committee. In 1976, Mr. Ready founded LSI Industries, Inc., Cincinnati, Ohio, which engineers, manufactures and markets commercial/industrial lighting and graphics products, and has served as its President and Chairman of its Board of Directors since that time.

     Jerry L. Ruyan has more than 20 years of experience in the diagnostics products and medical industries, is a founder of the Company and has been a Director since 1977. Mr. Ruyan's principal occupation is investment in business ventures, primarily privately held organizations, and presently is a partner in Redwood Ventures LLC. Mr. Ruyan served as Chief Executive Officer from July 1992 to May 1995. In May 1995, Mr. Ruyan reduced his day-to-day involvement in the Company in order to pursue outside interests. He relinquished the title of Chief Executive Officer at that time, but continues to serve as a Director and an employee. Mr. Ruyan served as President of the Company from June 1986 to July 1992. From June 1986 through January 1992, Mr. Ruyan served as Chief Operating Officer. Mr. Ruyan is also a director of Frisch's Restaurants, Inc. and Meritage Hospitality Group Inc.

Board Actions and Compliance with Section 16
of the Securities Exchange Act of 1934

         The Board of Directors met nine times during fiscal 1996 and took action in writing on one occasion.

         The Audit Committee, composed of Messrs. Ready (Chairman), Kreider and Buzard, all of whom are non-employee directors, is responsible for reviewing the Company's internal accounting operations. It also recommends the employment of independent accountants and reviews the relationships between the Company and its outside accountants. This committee met three times during fiscal 1996.

         The Compensation Committee is responsible for establishing compensation levels for management and for administering the Company's stock option plans.
The Compensation Committee, also consisting of Messrs. Buzard (Chairman), Kreider and Ready, met four times during fiscal 1996 and took action in writing on three occasions.

         The Stock Compensation Committee, a sub-committee of the Compensation Committee established in August 1996, is responsible for all stock option and other stock-related compensation for executive officers. The Stock Compensation Committee, consisting of Messrs. Buzard and Ready, met one time during fiscal 1996.

         The  Company  does  not  have  a  nominating   committee  or  executive
committee.

         Directors who are not employees of Meridian receive $10,000 per year for serving as a director and a member of committees, plus $1,000 for each directors' meeting attended and $300 for each directors' meeting held by telephone. Committee members receive $1,000 per committee meeting attended, unless the committee meeting occurs on the same day as a directors' meeting, in which case the committee member receives only the directors' meeting fee. Under the Company's 1994 Directors' Stock Option Plan, each non-employee director is granted a non-qualified option to purchase 2,317 shares of Common Stock at the time of election or re-election to the Board of Directors, with the exercise price being the closing sale price reported immediately prior to the date of grant. Directors who are employees of the Company are not separately compensated for serving as directors.

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based solely upon its review of reports received by it, or upon written representation from certain reporting persons that no reports were required, Meridian believes that during fiscal 1996 all filing requirements were met.

Executive Compensation

         The following table sets forth information regarding compensation paid by Meridian for the last three fiscal years to its Chief Executive Officer and four other most highly compensated executive officers (the "Named Executives"):


                           SUMMARY COMPENSATION TABLE


                                                   Annual Compensation
                                     -----------------------------------------
                                                                    Securities
Name and                                                             Underlying       All Other
Principal Position                   Year      Salary      Bonus      Options     Compensation (1)
------------------                   ----      ------      -----     ---------    ----------------

William J. Motto                     1996    $302,000     $75,509      20,000        $12,832
Chairman of the Board of Directors;  1995     275,000      68,750      38,625          8,744
Chief Executive Officer              1994     240,000      30,000      31,827         15,242

John A. Kraeutler                    1996    $215,000    $ 53,841      24,000        $11,816
President, Chief Operating           1995     195,000      48,750      54,075          6,216
Officer                              1994     170,000      21,250      23,870         11,265

Gerard Blain                         1996    $135,000     $25,341      10,000         $7,970
Vice President, Secretary            1995     120,000      27,000       3,090          3,550
and Chief Financial Officer          1994      63,692       7,000      18,540          3,637

Antonio A. Interno                   1996    $181,250     $25,700      10,000             $0
Vice President                       1995     165,000      35,000      15,450              0
                                     1994     150,000      10,000       7,957              0

Ching Sui Arthur Yi                  1996    $108,000     $20,288       2,000         $8,022
Vice President, Research             1995     101,000      18,938       6,180          3,300
and Development                      1994      96,500       9,100       3,183          6,332


------------------------------
(1)  Amounts accrued under the Company's Savings and Investment Plan.


Stock Options

    The following tables contain information concerning the grant of stock options to the Named Executives and the exercise and appreciation of stock options held by the Named Executives:

                          OPTION GRANTS IN FISCAL 1996

                                                                                Potential Realizable Value
                                                                                 at Assumed Annual Rates
                        Number of        % of Total                             of Stock Price Appreciation
                        Securities    Options Granted   Exercise                      for Option Term
                         Underlying     to Employees    Price ($   Expiration   ---------------------------
Name                  Options Granted  in Fiscal 1996   per share)     Date        5%               10%
----                  ---------------  ---------------  ----------  ---------   -------          --------
William J. Motto            10,000         11.7%           9.35     11/13/2000  $25,800          $57,100
                            10,000         11.7%          15.68     09/15/2001   43,300           95,700

John A. Kraeutler           12,000         14.0%           8.50     11/13/2005   64,200          162,600
                            12,000         14.0%          14.25     09/15/2006  107,520          272,520

Gerard Blain                2,000           2.3%           8.50     11/13/2005   10,700           27,100
                            3,000           3.5%          11.25     12/26/2005   21,240           53,790
                            5,000           5.9%          14.25     09/15/2006   44,800          113,550

Antonio A. Interno          5,000           5.9%           8.50     11/13/2005   26,750           67,750
                            5,000           5.9%          14.25     09/15/2006   44,800          113,550

Ching Sui Arthur Yi         1,000           1.2%           8.50     11/13/2005    5,350           13,550
                            1,000           1.2%          14.25     09/15/2006    8,960           22,710



                          FISCAL 1996 OPTION EXERCISES
                        AND FISCAL YEAR-END OPTION VALUES

                                               Number of Securities Underlying   Value of Unexercised In-the-Money
                       Shares                  Unexercised Options at FY-End          Options at FY-End
                       Acquired       Value    -----------------------------    ----------------------------------
      Name            on Exercise    Realized    Exercisable/Unexercisable           Exercisable/Unexercisable
-------------------   -----------    --------  ------------------------------  -----------------------------------
William J. Motto         --              --                76,599/47,271               $513,025/$222,489

John A. Kraeutler        --              --                95,067/57,006               $740,276/$315,700

Gerard Blain             360           $2,321              11,135/20,135                $77,613/$84,888

Antonio A. Interno       --              --               240,516/18,465             $2,798,369/$92,590

Ching Sui Arthur Yi    10,679         $75,704               9,069/5,636                 $66,672/$34,255


Report of the Compensation Committee

    The Compensation Committee establishes compensation for executive officers by setting salaries, establishing bonus plans, making bonus awards and awarding stock options.

    At a meeting held September 12, 1995, the Committee established salaries for the Company's executive officers for fiscal 1996. In making its determination, the Committee reviewed recommendations of management and salary levels at similar-sized companies as well as the progress made by the Company in the prior fiscal year and the contributions of its executive officers to that progress.

    At the September 12, 1995 meeting, the Committee also adopted an officer compensation performance plan for fiscal 1996 under which awards were to be based on two factors. The first factor was based on Meridian achieving targeted earnings levels. The second factor was a multiple based on a personal achievement rating whereby management judged the extent to which individual executive officers met individual goals established for them. These measurements excluded the effects, whether positive or negative, of acquisitions and extraordinary developments. The Plan required that senior management make recommendations to the Committee regarding the attainment of personal objectives by executive officers. The Plan furthermore allowed the Compensation Committee to adjust the personal achievement multiplier from the range indicated to account for extraordinary developments.

    At a meeting held November 14, 1995, the Committee granted incentive stock options to certain of its executive officers as follows (amounts indicate number of shares underlying the options granted): Mr. Motto - 10,000 shares; Mr. Kraeutler - 12,000 shares; Mr. Blain - 2,000 shares; Dr. Yi - 1,000 shares; and Mr. Interno - 5,000 shares. The options granted to the officers other than Messrs. Motto and Kraeutler have an exercise price equal to the closing sale price on November 14, 1995 ($8.50 per underlying share), vest over a four-year period at the rate of 25% per year commencing with the first anniversary of the grant date, and expire ten years from the grant date. The option granted to Mr. Motto has an exercise price equal to 110% of the closing sale price on November 14, 1995 ($9.35 per underlying share), vests 50% on January 1, 1998 and 50% on January 1, 1999, and expires five years from the date of grant. The option granted to Mr. Kraeutler has an exercise price equal to the November 14, 1995 closing sale price ($8.50 per underlying share), vests 50% on January 1, 1998 and 50% on January 1, 1999, and expires ten years from the grant date.

     At a meeting held on December 27, 1995, the Committee granted incentive options to Messrs. Blain and Ruyan. The Committee granted to Mr. Blain an option for 3,000 shares. The exercise price of the Common Stock underlying this option is $11.25 per share, the closing sale price on December 27, 1995. The term of this option is ten years, with vesting occurring over a four-year period commencing with the first anniversary of the grant date. The option granted to Mr. Ruyan is for 3,500 shares at an exercise price of $12.38 per share, which exercise price is 110% of the December 27, 1995 closing sale price. Mr. Ruyan's option vests 50% on the third anniversary and 50% on the fourth anniversary, and expires five years from the grant date.

    Further, on September 16, 1996, a subcommittee, the Stock Compensation Committee, granted incentive options on such date to the following executive officers of the Company (amounts indicate number of shares underlying options granted): Mr. Motto - 10,000 shares; Mr. Kraeutler - 12,000; Messrs. Blain and Interno - 5,000; and Dr. Yi - 1,000. The options granted to the officers other than Messrs. Motto and Kraeutler have an exercise price equal to the closing sale price on September 16, 1996 ($14.25 per underlying share), vest over a four-year period at the rate of 25% per year commencing with the first anniversary of the grant date, and expire ten years from such date. The option granted to Mr. Motto has an exercise price equal to 110% of the September 16, 1996 closing sale price ($15.68 per underlying share). The option becomes exercisable as to 3,300 shares on September 16, 1999 and as to 6,700 shares on September 16, 2000, and expires five years from the date of grant. Mr. Kraeutler's option has an exercise price equal to the closing sale price on September 16, 1996 ($14.25 per underlying share). Mr. Kraeutler's option becomes exercisable as to 3,400 shares on September 16, 1999 and as to 4,300 shares on each of September 16, 2000 and 2001. This option expires ten years from the date of grant.

    The Committee met on November 18, 1996 to consider awards under the Plan based on fiscal 1996 results. The Committee noted that the Company had reached the third level of targeted earnings levels under the Plan and awarded the bonuses called for by the Plan at that level based on the attainment of the personal objectives as determined by senior management. Those bonuses appear under "Executive Compensation."

                                               Compensation Committee of
                                               the Board of Directors


                                               James A. Buzard, Chairman
                                               Gary P. Kreider
                                               Robert J. Ready

    The following graph portrays a comparison of the yearly percentage change in Meridian's cumulative total shareholder return on its Common Stock (as measured by dividing (i) the sum of (A) the cumulative amount of dividends, assuming dividend reinvestment during the periods presented and (B) the difference between Meridian's share price at the end and the beginning of the periods presented; by (ii) the share price at the beginning of the periods presented) with the Wilshire 5000 Equity Index and a Peer Group Index. The Peer Group consists of Diagnostics Products Corp., Gamma Biologicals, Inc., Hycor Biomedical, Inc., INCSTAR Corp. and Immucor, Inc.


                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
        AMONG MERIDIAN DIAGNOSTICS, INC., THE WILSHIRE 5000 EQUITY INDEX
                                AND A PEER GROUP


     Measurement Period          Meridian          Wilshire
    (Fiscal Year Covered)    Diagnostics, Inc.     500 Index     Peer Group
    ---------------------    -----------------     ---------     ----------
 Measurement Pt. - 9/30/91         $100              $100           $100
          9/30/92                   248               110            54
          9/30/93                   225               129            44
          9/30/94                   214               133            51
          9/30/95                   340               171            83
          9/30/96                   572               204            77


*$100 Invested on 9/30/91 in Stock or Index-
  Including Reinvestment of Dividends.
  Fiscal Year Ending September 30.

Compensation Committee Interlocks and Insider Participation

    Gary P. Kreider, who is a member of the Compensation Committee, is a senior partner of Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio, a law firm that provided legal services to Meridian in fiscal 1996.


                                  OTHER MATTERS

    Meridian is not aware of any other matters to be presented at the Annual Meeting other than those specified in the Notice.

                                             By order of the Board of Directors



                                             Gerard Blain
                                             Secretary


December 20, 1996

                           MERIDIAN DIAGNOSTICS, INC.


          The undersigned hereby appoints WILLIAM J. MOTTO and GERARD BLAIN, or either of them, proxies of the undersigned, each with the power of
PROXY     substitution,  to  vote  cumulatively  or  otherwise  all  shares   of
 FOR Common Stock which the undersigned would be entitled to vote on the ANNUAL matters specified below and in their discretion with respect to such MEETING other business as may properly come before the Annual Meeting of
          Shareholders of Meridian Diagnostics, Inc. to be held on January 23, 1997 at 3:00 P.M. Eastern Time at The Phoenix, 812 Race Street, Cincinnati, Ohio or any adjournment of such Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

     1. Authority to establish the number of directors to be elected at the Annual Meeting at six (6).

          FOR _______             AGAINST _______                ABSTAIN _______

     2.   Authority to elect as directors the six (6) nominees listed below.

              FOR _______                          WITHHOLD AUTHORITY _______

         JAMES A. BUZARD, JOHN A. KRAEUTLER, GARY P. KREIDER, WILLIAM J. MOTTO,
                      ROBERT J. READY AND JERRY L. RUYAN

         WRITE THE NAME OF ANY NOMINEE(S) FOR WHOM AUTHORITY TO VOTE IS WITHHELD

          ----------------------------------------------------------------------

     3. Ratification of the appointment of Arthur Andersen LLP as independent public accountants for fiscal 1997.

          FOR _______              AGAINST _______               ABSTAIN _______

     THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS  UNLESS A
                           CONTRARY CHOICE IS SPECIFIED.


        (This proxy is continued and is to be signed on the reverse side)

                                             Date ______________________, 19__

                                              --------------------------------

                                              --------------------------------

                                              --------------------------------

                                      (Important:  Please sign exactly as name
                                       appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.)









           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS